List of Bancolombia’s subsidiaries as of December 31, 2012

Entity	Jurisdiction of Incorporation	Business	Shareholding directly and indirectly

Leasing Bancolombia S.A. Compañía de Financiamiento	Colombia	Leasing	100%
Fiduciaria Bancolombia S.A. Sociedad Fiduciaria	Colombia	Trust	98.81%
Banca de Inversión Bancolombia S.A. Corporación Financiera	Colombia	Investment banking	100%
Valores Bancolombia S.A. Comisionista de Bolsa	Colombia	Securities brokerage	100%
Compañía de Financiamiento Tuya S.A.	Colombia	Financial services	99.99%
Factoring Bancolombia S.A. Compañía de Financiamiento	Colombia	Financial services	100%
Patrimonio Autónomo Cartera LBC	Colombia	Loan management	100%
Renting Colombia S.A.	Colombia	Operating leasing	100%
Transportempo S.A.S.	Colombia	Transportation	100%
Valores Simesa S.A.	Colombia	Investments	67.54%
Inversiones CFNS S.A.S.	Colombia	Investments	100%
CFNS Infraestructura S.A.S.	Colombia	Investments	100%
BIBA Inmobiliaria S.A.S. (Formerly Inmobiliaria Bancol S.A.)	Colombia	Real estate broker	98.96%
Vivayco S.A.S.	Colombia	Portfolio Purchase	75%
Uff Móvil S.A.S.	Colombia	Mobile network operator	69.42%
Bancolombia Panamá S.A.	Panama	Banking	100%
Valores Bancolombia Panamá S.A.	Panama	Securities brokerage	100%
Suvalor Panamá Fondo de Inversión S.A.	Panama	Holding	100%
Sistema de Inversiones y Negocios S.A. Sinesa	Panama	Investments	100%
Banagrícola S.A.	Panama	Investments	99.16%
Banco Agrícola S.A.	El Salvador	Banking	97.35%
Arrendadora Financiera S.A. Arfinsa	El Salvador	Leasing	97.35%
Credibac S.A. de C.V.	El Salvador	Credit card services	97.35%
Valores Banagricola S.A. de C.V. (Formerly Bursabac S.A. de C.V.)	El Salvador	Securities brokerage	98.89%
Inversiones Financieras Banco Agrícola S.A. IFBA	El Salvador	Investments	98.89%
Arrendamiento Operativo CIB S.A.C.	Peru	Operating leasing	100%
Capital Investments SAFI S.A.	Peru	Trust	100%
Fondo de Inversión en Arrendamiento Operativo Renting Perú	Peru	Car Rental	100%
Leasing Perú	Peru	Leasing	100%
FiduPerú S.A. Sociedad Fiduciaria	Peru	Trust	98.81%
Bancolombia Puerto Rico Internacional, Inc.	Puerto Rico	Banking	100%
Suleasing International USA, Inc.	USA	Leasing	100%
Bancolombia Caymán S.A.	Cayman Islands	Banking	100%
Banagrícola Guatemala S.A.	Guatemala	Outsourcing	99.16%
Bagrícola Costa Rica S.A.	Costa Rica	Outsourcing	99.16%